EXHIBIT 21

                              List of Subsidiaries



                                             JURISDICTION      PERCENT
                                                  OF              OF
           NAME OF CORPORATION              INCORPORATION     OWNERSHIP
----------------------------------------   ---------------   -----------

Winnebago Industries, Inc.                       Iowa           Parent
Winnebago International Corporation              Iowa            100%
Winnebago Health Care Management Company         Iowa            100%
Winnebago Acceptance Corporation                 Iowa            100%
Winnebago R.V., Inc.                           Delaware          100%